EXHIBIT 10.6

NEVADA CERTIFICATE OF
DESIGNATION REGARDING SERIES B
PREFERRED STOCK OF
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

[State Seal]
ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5703
Website:  scretaryofstate.biz
Filed in the office of Ross Miller Secretary of State Document Number: 20080709482-20

Certificate of Designation (Pursuant to NRS 78.1955	Date Filed: 10/27/2008 7:26 AM In the office of

Entity Number: C26333-1996

Certificate of Designation
For Nevada Profit Corporation
(Pursuant to NRS 78.1955)

1.	Name of corporation:
PHYSICIANS HEALTHCARE MANAGEMENT GROUP, INC.

2.	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:
PREFERRED SHARES DIESGNATION:
“CONVERTIBLE PREFERRRED STOCK” VOTING POWER:
ONE VOTE PER SHARE OF CONVERTIBLE PREFERRED STOCK.
PREFERENCES:
PREFERRED STOCK IS SENIOR IN RANK TO AND HAS A LIQUIDATION PREFERENCE OVER COMMON STOCK.
LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS:

CONVERTIBLE PREFERRED STOCK IS CONVERTIBLE AT THE HOLDER’S OPTION TO COMMON STOCK AT A RATIO OF ONE SHARE COMMON FOR EACH SHARE OF CONVERTIBLE PREFERRED STOCK.  WITH THE EXCEPTION OF THE AFORE STATES, CONVERTIBLE PREFERRED STOCK HAS ALL OF THE SAME LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS AS COMMON STOCK.

4.	Effective date of filing (optional):

4.	Officer Signature:	/s/ Robert Trinka

Filing Fee:  $175.00
IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.